UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 6, 2006

ICHARGEIT INC.

(Exact name of registrant as specified in its charter)

Delaware	00-28753	33-0880427
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11 Washington Street Hawthorne, New Jersey		07506
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 263-2387

2340 Sawtelle Blvd Los Angeles, California 90064
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On July 6, 2006, in conjunction with Financial Capital Consultants, an advisor we engaged to assist us to find merger candidates, we entered into a Memorandum of Understanding to acquire Freestone Resources, Inc., a Nevada Corporation which specializes in the drilling and recompletion of oil and gas wells in east central and west Texas.  The company also ones 50% of an oil field waste company that is in the process of being permitted to handle oil fluids and solid waste developed in the process of drilling.  The waste company is located in central Texas.  Freestone Resources was incorporated December 25, 2005 in the state of Nevada.

Pursuant to the Memorandum of Understanding, iChargeit will acquire Freestone Resources Inc. in a reverse take over Transaction by virtue of a Share Exchange.  Upon consummation of the proposed Transaction, iChargeit will change its name to Freestone Resources Inc.  Prior to the proposed transaction, under the terms of the Share Exchange, Freestone Resources Inc. shareholders will receive 30,500,000 shares of IChargeit’s common stock at the time of the Transaction (equal to 69.27% of the total issued and outstanding common stock of the post-Transaction company).  Simultaneously, in a private placement, Freestone Resources Inc. intends to raise Funds in the amount of $1,000,000 in exchange for 4,000,000 of its common shares.  At the close of the private placement, Freestone Resources Inc. will have 34,500,000 common shares issued and outstanding inclusive of all warrants and common stock compensation.  The total shares outstanding if all the private placement is sold will be 49,200,000 shares.

The closing of the Transaction is subject to customary closing conditions, including iChargeit’s Board of Directors approval of the Share Exchange agreement, and the redomiciling of IChargeit as a Nevada company.  In addition, the closing is conditioned on the successful raising of the Funds in the private placement and the US GAAP financial audit of Freestone Resources Inc. will not differing adversely from the financial condition disclosed to IChargeit in the MOU, as well as on the satisfactory results of additional legal and operational due diligence.  If the closing conditions are satisfied or waived, the Transaction is expected to be effective before the end of 2006.

The shares that Freestone Resources intends to issue in the private placement disclosed herein will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  The foregoing disclosure does not constitute an offer to sell or solicitation of an offer to buy securities of Freestone resources Inc.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
2.1	Memorandum of Understanding
99.1	Indemnification Side Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Dated: July 10, 2006	iChargeit, Inc.

/s/ James Carroll James Carroll, Chief Executive Officer